UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026
 ______________________________
Forestar Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006
(Address of principal executive offices)
(817) 769-1860
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, Donald J. Tomnitz informed the Board of Directors (the “Board”) of Forestar Group Inc. (the “Company”) that he will retire from his role as the Executive Chairman of the Board of the Company effective October 31, 2026. In connection with his retirement, on October 28, 2026, the Company entered into a Strategic Advisor Agreement with Mr. Tomnitz pursuant to which he has agreed to provide transition services to the Company through September 30, 2028 (the “Advisor Agreement”). The Advisor Agreement, which can be terminated at will by either Mr. Tomnitz or the Company, provides that during the term of the Advisor Agreement Mr. Tomnitz will receive a monthly fee of $41,667 per month, his outstanding restricted stock units and performance stock units (“PSUs”) will continue to vest in accordance with their terms, with the PSUs remaining subject to achievement of the applicable performance goals, and he will be entitled to continued healthcare benefits. Mr. Tomnitz also agreed to certain confidentiality, non-competition and non-solicitation covenants in favor of the Company.

On October 28, 2026, the Board appointed Anthony W. Oxley, the Company’s President and Chief Executive Officer and a member of the Board, to serve as Executive Chairman of the Board, effective November 1, 2026. Mr. Oxley will continue to serve as the Company’s President and Chief Executive Officer. Mr. Oxley was designated as Executive Chairman by D.R. Horton, Inc. (“D.R. Horton”) pursuant to the terms of the Amended and Restated Stockholder’s Agreement, dated as of October 28, 2024, between the Company and D.R. Horton.

On October 28, 2026, the Board determined that Samuel R. Fuller will not be nominated for re-election as a director at the Company’s 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”). Mr. Fuller will continue to serve as a director until the 2027 Annual Meeting.

Also on October 28, 2026, the Board appointed Stacey H. Dwyer to serve as a director, effective November 1, 2026, to fill the vacancy created by Mr. Tomnitz’s retirement. With this appointment, the Board will continue to consist of seven directors, six of whom are independent. Ms. Dwyer has been named a member of the Audit, Compensation and Nominating and Governance Committees of the Board, and is a Stockholder Designee pursuant to the Stockholders Agreement.

Ms. Dwyer, age 60, is a retired single-family real estate executive with over 35 years of experience in the homebuilding and land development industries. Since 2025, Ms. Dwyer has served as a consultant providing accounting and financial reporting services to an aviation services company. From 2022 to 2025, Ms. Dwyer served as co-founder and Chief Financial Officer of Starplex Real Estate Solutions, a provider of lot banking, lot financing and fee development services. From 2014 to 2025, Ms. Dwyer served in various positions with United Development Funding IV (“UDF IV”), a real estate investment trust, until its acquisition by Ready Capital Corporation in March 2025, including serving as Chief Financial Officer of UDF IV from January 2022 to April 2025. She previously served as Chief Operating Officer of UDF IV from February 2014 to February 2018 and as a trustee of UDF IV from July 2015 to February 2018. Prior to joining UDF IV, Ms. Dwyer spent more than 20 years with D.R. Horton from 1991 to 2014, most recently serving as Executive Vice President and Treasurer, where her responsibilities included investor relations, capital markets activities, and banking, rating agency and investor relationships. Ms. Dwyer began her career as an auditor with Ernst & Young LLP. She is a Certified Public Accountant and holds a Master of Science degree from the University of Texas at Arlington and a Bachelor of Science degree from Southeastern Oklahoma State University.

In connection with her appointment, Ms. Dwyer is eligible to receive the compensation offered to all of the Company’s non-employee directors for service on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 16, 2025. She also entered into the Company’s standard director indemnification agreement. Ms. Dwyer will be granted restricted stock units, totaling $100,000 in value, that vest in equal amounts over three years in connection with her appointment.

There are no arrangements or understandings between Ms. Dwyer and any other person pursuant to which Ms. Dwyer was selected as a director. Ms. Dwyer is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Dwyer and the Company or any of its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release, dated October 28, 2026, announcing the retirement of Mr. Tomnitz and appointment of Mr. Oxley as Executive Chairman and Chief Executive Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	99.1	Press Release dated October 28, 2026, announcing the retirement of Donald J. Tomnitz as Executive Chairman and the appointment of Anthony W. Oxley as Executive Chairman and Chief Executive Officer.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.
Date:	October 28, 2026	By:	/S/ JAMES D. ALLEN
James D. Allen
Executive Vice President and
Chief Financial Officer